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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 15, 2000 relating to the financial statements of Sitara Networks, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP

Boston, Massachusetts
November 16, 2000